SCHEDULE 14A INFORMATION



           Proxy Statement Pursuant to Section 14(a) of the Securities

                              Exchange Act of 1934


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|_| Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
|_| Definitive Proxy Statement
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|_| Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                               THE EASTERN COMPANY
                (Name of Registrant as Specified in Its Charter)

                             MMI INVESTMENTS, L.L.C.
                   (Name of Person(s) Filing Proxy Statement)

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                    *** ATTENTION EASTERN SHAREHOLDERS! ***

PLEASE ASK YOURSELF: WHY DO STEDMAN SWEET'S TACTICS RELY ON PERSONAL ACCUSATIONS
     AND BROKEN PROMISES? WHY DOESN'T HE DEFEND HIS PERFORMANCE AT EASTERN?

                               BECAUSE HE CAN'T!

                            Sweet Becomes         Nine (9)
                           Chief Executive      Years Later
                                1988               1996           Change

        Sales                   $74 million      $58 million     Down 22%
        Net Income             $2.6 million     $0.9 million     Down 65%
        Employees                       714              494     Down 31%
        Return on Equity                 12%               3%    Down 75%
             Sweet's
        Compensation               $189,801         $273,176      UP 44%

STOP STEDMAN SWEET FROM RUINING THE EASTERN COMPANY - ELECT MMI!

PLEASE ASK YOURSELF: WHY DID THE NATION'S LEADING INDEPENDENT PROXY ADVISOR, INSTITUTIONAL SHAREHOLDER SERVICES (ISS), AFTER EXTENSIVE DISCUSSIONS WITH BOTH SIDES, RECOMMEND THAT SHAREHOLDERS VOTE FOR MMI'S NOMINEES?

- "ISS believes that adequate time has passed for Eastern's strategic plan to yield demonstrated improvement in shareholder value - and it has failed to do so... We therefore conclude that a board shakeup is needed."

- MMI's nominees "have put forth a sound action plan to improve Eastern's performance, addressing expenditures, customer service, new product lines, acquisitions, and management incentives."

- MMI's nominees "have relevant expertise to contribute to the company in M&A, manufacturing, and business and will serve to put pressure on the board to act on shareholders' behalf."

- "Eastern's management defends the company's uninspired performance by its claim of running a conservative operation, yet conservative has come to mean maintaining the status quo of poor performance."

ELECT OUR 3 DIRECTORS TO THE 9 MEMBER BOARD. WE ADVOCATE REBUILDING VALUE AT EASTERN FOR ALL SHAREHOLDERS. REMEMBER! YOU HAVE THE RIGHT TO CHANGE YOUR VOTE. ONLY YOUR LATEST DATED PROXY CARD COUNTS.

           VOTE AGAINST STEDMAN SWEET'S TRACK RECORD OF DESTRUCTION!

      IF YOU ARE GOING TO THE MEETING, COME EARLY AND MEET MMI'S NOMINEES.

                                  -IMPORTANT-

If your shares are registered in the name of a broker, only your broker can vote your shares after receiving your specific instructions. Please return the Blue proxy voting card voting as recommended by MMI Investments, L.L.C. directly to your broker. If you have specific questions or need assistance in voting, please call:

                             D.F. King & Co., Inc.
                                77 Water Street
                               New York, NY 10005
                            800/859-8511 (toll free)